UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020 (February 3, 2020)

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2020, the Board of Directors of DirectView Holdings, Inc., a Nevada corporation (the “Company”), approved a consulting agreement (the “Consulting Agreement” or “Agreement”), dated January 1, 2020 between the Company and Vine Advisors LLP (“Vine”) where the Company retained Vine to provide CFO advisory, outsourced accounting, and financial reporting services (“Professional Services”).

In connection with the Consulting Agreement, Vine agreed to participate in the management of the Company with Steven M. Plumb servicing as Chief Financial Officer in consideration for the Company’s agreement to pay Vine for the Professional Services rendered under the Agreement based on Vine’s standard firm billing rates. The term of the Consulting Agreement is three (3) months. Unless canceled by either party by written notice ten (10) days prior to the end of any term of the Agreement, the Agreement will automatically renew for successive three (3) month periods.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein in its entirety by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

Emmit J. McHenry

On February 3, 2020, the board of directors (the “Board”) of the Company appointed Emmit J. McHenry as a member of the Board, effective February 3, 2020. Mr. McHenry will hold office until his successor is elected and qualified or until he is removed from office in accordance with the Company’s bylaws. It has not been determined whether Mr. McHenry will be named to any Board committees.

There are no arrangements or understandings between Mr. McHenry and any other persons pursuant to which he was appointed as a member of the Board.

Mr. McHenry and the Company entered into an invitation letter, dated February 3, 2020, in connection with Mr. McHenry’s appointment (the “McHenry Invitation Letter”). Pursuant to the terms of the McHenry Invitation Letter, Mr. McHenry agreed to make himself available on an as-needed basis for Board meetings by conference call, to execute written consents, and for such other related matters as the Company may reasonably request. The Company and Mr. McHenry agreed to discuss compensation for Board service at a future date.

There are no family relationships between any of the Company’s directors or officers and Mr. McHenry. There are no related party transactions involving Mr. McHenry that are reportable under Item 404(a) of Regulation S-K.

Judith Muhlberg

Also on February 3, 2020, the Board appointed Judith Muhlberg as a member of the Board, effective February 3, 2020. Ms. Muhlberg will hold office until her successor is elected and qualified or until she is removed from office in accordance with the Company’s bylaws. It has not been determined whether Ms. Muhlberg will be named to any Board committees.

There are no arrangements or understandings between Ms. Muhlberg and any other persons pursuant to which she was appointed as a member of the Board.

Ms. Muhlberg and the Company entered into an invitation letter, dated February 3, 2020, in connection with Ms. Muhlberg’s appointment (the “Muhlberg Invitation Letter”). Pursuant to the terms of the Muhlberg Invitation Letter, Ms. Muhlberg agreed to make herself available on an as-needed basis for Board meetings by conference call, to execute written consents, and for such other related matters as the Company may reasonably request. The Company and Ms. Muhlberg agreed to discuss compensation for Board service at a future date.

There are no family relationships between any of the Company’s directors or officers and Ms. Muhlberg. There are no related party transactions involving Ms. Muhlberg that are reportable under Item 404(a) of Regulation S-K.

(c) Election of Officer

Steven M. Plumb

On February 3, 2020, the Board appointed Steven M. Plumb to the role of Chief Financial Officer, effective February 3, 2020. Mr. Plumb will perform the services and duties that are normally and customarily associated with the Chief Financial Officer position, as well as other duties as the Board reasonably determines.

Steven M. Plumb CPA, 60, has been the Chief Financial Officer of CorVitals of Texas, Inc., a private medical device company, since December 2018. He has served as the Chief Financial Officer of Yippy, Inc. (YIPI) from January 2010 to present. From May 2013 through February 2019, Mr. Plumb was the Chief Financial Officer of ProBility Media Corp. Prior to serving in such executive roles, Mr. Sullivan held executive, auditor, directorship, consulting and/or ownership positions at Bering Exploration, Inc., Complexa, Inc., ADB International Group, Inc., Galaxy Media & Marketing Corp, Oncolin Therapeutics, Inc., Striker Oil & Gas, Inc, HoustonPharma, Inc., Hyperdynamics Corp., ADVENTRX Pharmaceuticals, Inc., Clear Financial Solutions, Inc., PriceWaterhouseCoopers and KPMG. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas.

A description of the Consulting Agreement between Vine and the Company, pursuant to which Mr. Plumb was appointed an executive officer, is disclosed above in Item 1.01 and is incorporated herein in its entirety by this reference.

There are no family relationships between any of the Company’s directors or officers and Mr. Plumb. There are no related party transactions involving Mr. Plumb reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Date: February 7, 2020	/s/ Gerry Czarnecki
	Name:	Gerry Czarnecki
	Title:	Chief Executive Officer